EXHIBIT 23.2

                      Consent of PricewaterhouseCoopers LLP

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                                  Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2000 relating to the financial statements, which appear in the EP MedSystems, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

April 10, 2000

PRICEWATERHOUSECOOPERS, LLP